Exhibit 99.1

Rubicon Reports First Quarter 2023 Financial Results

Rubicon achieves record Gross Profit of $9.3 million, 50% higher compared to the first quarter of 2022. The Company remains on track to achieve positive Adjusted EBITDA for Q4 2023.

New York, NY (May 22, 2023) – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today reported financial and operational results for the first quarter of 2023.

First Quarter 2023 Financial Highlights

●	Revenue was $181.1 million, 13.3% higher compared to $159.8 million in the first quarter of 2022
●	Gross Profit was $9.3 million, 49.9% higher compared to $6.2 million in the first quarter of 2022
●	Adjusted Gross Profit was $16.1 million, 23.3% higher compared to $13.1 million in the first quarter of 2022
●	Net loss was $(9.5) million, an improvement of 61.9% compared to $(24.8) million in the first quarter of 2022
●	Adjusted EBITDA was a negative $(14.0) million, an improvement of 14.5% compared to a negative $(16.3) million in the first quarter of 2022

Operational and Business Highlights

●	Rubicon recently announced two new 3-year partnerships with the cities of Miami, Florida and Atlanta, Georgia, to enhance residential waste and recycling services with its RUBICONSmartCityTM technology. Rubicon will help both cities to transition to fully digital waste and recycling operations, improve route efficiency, reduce costs, and enhance the overall quality of life for residents
●	In April, Rubicon announced that its RUBICONSmartCity snow removal technology helped its partner, Kansas City, Missouri, win the American Public Works Association (APWA) Excellence in Snow and Ice Control Award for 2023. Rubicon was honored to be able to help Kansas City win this award and looks forward to continued success together
●	Rubicon continues to expand the RUBICONConnectTM marketplace with the addition of new clients including Vail Properties, GoldOller Real Estate Investments, Acuity Brands and others throughout Q1 of 2023. We also welcomed Southeastern Grocers to the many commodities clients who are taking advantage of special rates through our vast network of volume commodities
●	Rubicon has secured an incremental equity financing package of approximately $23.5 million led by our largest shareholder. This equity financing is part of the final step in the path to increased liquidity and financial flexibility

“We are very proud to report continued positive progress in the implementation of our Bridge to Profitability plan. We remain on target as we work to achieve positive Adjusted EBITDA for the fourth quarter of this year,” said Phil Rodoni, Chief Executive Officer of Rubicon. “Rubicon remains the definitive digital platform for eliminating waste which enables us to provide a differentiated service offering to our customers. Our core business is strong, and we are focused on accelerating the Company’s progress to profitability while driving Rubicon’s next phase of growth.”

First Quarter Review

Total Revenue in the first quarter of 2023 was approximately $181.1 million, an increase of $21.3 million or 13.3%, compared to the first quarter 2022. This growth was driven primarily by strength in the RUBICONConnect business, as well as continued growth of the SaaS business.

Gross Profit in the first quarter of 2023 was $9.3 million, an increase of $3.1 million or 49.9%, compared to the first quarter of 2022. The growth in gross profit was supported by an increase in the RUBICONConnect business.

Adjusted Gross Profit in the first quarter of 2023 was approximately $16.1 million, an increase of $3.0 million or 23.3% compared to the first quarter of 2022. The increase in Adjusted Gross Profit was primarily due to positive impacts from actions taken to enhance margins in the RUBICONConnect business and growth in SaaS products.

The Net Loss in the first quarter of 2023 was $(9.5) million, an improvement of $15.4 million compared to a Net Loss of $(24.8) million in the first quarter of 2022.

Adjusted EBITDA for the first quarter of 2023 was negative $(14.0) million, an improvement of approximately $2.4 million compared to an Adjusted EBITDA loss of $(16.3) million in the first quarter of 2022.

Strategic Progress

Rubicon remains focused on achieving profitability, making strategic investments in its leading digital marketplace and suite of products, and executing on plan for Rubicon’s next phase of growth. Rubicon continues to increase operational efficiencies, implement cost reduction measures across the organization, and high-grade its customer portfolio with the goal of optimizing margins. The Company will share updates on its “Bridge to Profitability” plan in the coming quarters.

Webcast Information

The Rubicon Technologies management team will host a conference call to discuss its first quarter 2023 financial results this afternoon, Monday, May 22, 2023, at 5pm ET. The call can be accessed via telephone by dialing (929) 203-2112, or toll free at (888) 660-6863, and referencing Rubicon Technologies. A live webcast of the conference will also be available on the Events and Presentations page on the Investor Relations section of Rubicon’s website (https://investors.rubicon.com/events-presentations/default.aspx). Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Non-GAAP Financial Measures

This earnings release contains “non-GAAP financial measures,” including Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Rubicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, are included under “Use of Non-GAAP Financial Measures” after the tables below. In addition, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Reconciliations of Non-GAAP Financial Measures” after the tables below.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K, Registration Statement on Form S-1, as amended, filed with the SEC, and other documents Rubicon has filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
Service	$166,365	$134,698
Recyclable commodity	14,733	25,108
Total revenue	181,098	159,806
Costs and Expenses:
Cost of revenue (exclusive of amortization and depreciation):
Service	158,001	129,693
Recyclable Commodity	13,187	23,236
Total cost of revenue (exclusive of amortization and depreciation)	171,188	152,929
Sales and marketing	3,274	3,950
Product development	8,092	9,218
General and administrative	18,147	12,627
Gain on settlement of incentive compensation	(18,622)	-
Amortization and depreciation	1,361	1,490
Total Costs and Expenses	183,440	180,214
Loss from Operations	(2,342)	(20,408)

Other Income (Expense):
Interest earned	1	-
Loss on change in fair value of warrant liabilities	(55)	(278)
Gain on change in fair value of earnout liabilities	4,820	-
Loss on change in fair value of derivatives	(2,198)	-
Gain on service fee settlements in connection with the Mergers	632	-
Loss on extinguishment of debt obligations	(2,103)	-
Interest expense	(7,176)	(3,775)
Related party interest expense	(593)	-
Other expense	(421)	(330)
Total Other Income (Expense)	(7,093)	(4,383)
Loss Before Income Taxes	(9,435)	(24,791)

Income tax expense	16	28
Net Loss	$(9,451)	$(24,819)
Net loss attributable to Holdings LLC unitholders prior to the Mergers	-	(24,819)
Net loss attributable to noncontrolling interests	(6,322)	-
Net Loss Attributable to Class A Common Stockholders	$(3,129)	$-

Loss per share - for the three months ended March 31, 2023:
Net loss per Class A Common share – basic and diluted	$(0.05)
Weighted average shares outstanding, basic and diluted	59,416,924

As a result of the Mergers with Founder SPAC consummated on August 15, 2022 (the “Closing Date”), the capital structure has changed and loss per share information is only presented for the period after the Closing Date of the Mergers.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$10,543	$10,079
Accounts receivable, net	67,203	65,923
Contract assets	52,927	55,184
Prepaid expenses	11,100	10,466
Other current assets	2,614	2,109
Related-party notes receivable	-	7,020
Total Current Assets	144,387	150,781
Property and Equipment, net	2,616	2,644
Operating right-of-use assets	2,523	2,827
Other noncurrent assets	2,637	4,764
Goodwill	32,132	32,132
Intangible assets, net	10,075	10,881
Total Assets	$194,370	$204,029

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$82,175	$75,113
Line of credit	52,024	51,823
Accrued expenses	73,927	108,002
Contract liabilities	6,037	5,888
Operating lease liabilities, current	1,956	1,880
Warrant liabilities	20,000	20,890
Derivative liabilities	2,887	-
Debt obligations, net of debt issuance costs	4,205	3,771
Total Current Liabilities	243,211	267,367

Long-Term Liabilities:
Deferred income taxes	229	217
Operating lease liabilities, noncurrent	1,297	1,826
Debt obligations, net of debt issuance costs	64,225	69,458
Related-party debt obligations, net of debt issuance costs	18,690	10,597
Derivative liabilities	3,498	826
Earn-out liabilities	780	5,600
Other long-term liabilities	2,688	2,590
Total Long-Term Liabilities	91,407	91,114
Total Liabilities	334,618	358,481

Commitments and Contingencies

Stockholders’ (Deficit) Equity:
Common stock – Class A, par value of $0.0001 per share, 690,000,000 shares authorized, 72,988,610 and 55,886,692 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	7	6
Common stock – Class V, par value of $0.0001 per share, 275,000,000 shares authorized, 115,463,646 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	12	12
Preferred stock – par value of $0.0001 per share, 10,000,000 shares authorized, 0 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	58,312	34,658
Accumulated deficit	(341,004)	(337,875)
Total stockholders’ deficit attributable to Rubicon Technologies, Inc.	(282,673)	(303,199)
Noncontrolling interests	142,425	148,747
Total Stockholders’ Deficit	(140,248)	(154,452)
Total Liabilities and Stockholders’ (Deficit) Equity	194,370	$204,029

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(9,451)	$(24,819)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on disposal of property and equipment	5	11
Amortization and depreciation	1,361	1,490
Amortization of debt issuance costs	1,237	831
Amortization of related party debt issuance costs	265	-
Paid-in-kind interest capitalized to principal of debt obligations	1,014	-
Paid-in-kind interest capitalized to principal of related party debt obligations	328	-
Bad debt reserve	745	(1,710)
Loss on change in fair value of warrants	55	278
Loss on change in fair value of derivatives	2,198	-
Gain on change in fair value of earn-out liabilities	(4,820)	-
Loss on extinguishment of debt obligations	2,103	-
Equity-based compensation	9,302	58
Phantom unit expense	-	2,549
Settlement of accrued incentive compensation	(26,826)	-
Service fees settled in common stock	3,808	-
Gain on service fee settlement in connection with the Mergers	(632)	-
Deferred income taxes	12	35
Change in operating assets and liabilities:
Accounts receivable	(2,025)	4,079
Contract assets	2,257	1,704
Prepaid expenses	235	(150)
Other current assets	(528)	(341)
Operating right-of-use assets	304	256
Other noncurrent assets	(120)	23
Accounts payable	7,062	12,262
Accrued expenses	(181)	2,465
Contract liabilities	149	160
Operating lease liabilities	(453)	(558)
Other liabilities	180	49
Net cash flows from operating activities	(12,416)	(1,328)

Cash flows from investing activities:
Property and equipment purchases	(325)	(491)
Net cash flows from investing activities	(325)	(491)

Cash flows from financing activities:
Net borrowings on line of credit	201	3,216
Proceeds from debt obligations	11,226	-
Repayments of debt obligations	(11,500)	(1,500)
Proceeds from related party debt obligations	14,520	-
Financing costs paid	(1,275)	-
Payments of deferred offering costs	-	(1,055)
Proceeds from issuance of common stock	1,100	-
RSUs withheld to pay taxes	(1,067)	-
Net cash flows from financing activities	13,205	661
Net change in cash and cash equivalents	464	(1,158)
Cash, beginning of period	10,079	10,617
Cash, end of period	$10,543	$9,459

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,648	$2,968

Supplemental disclosures of non-cash investing and financing activities:
Fair value of derivatives issued as debt discount	$475	$-
Fair value of derivatives issued as debt issuance cost	$2,887	$-
Conversions of debt obligations to common stock	$2,250	$-
Equity issuance costs settled with common stock	$7,069	$-
Loan commitment asset reclassed to debt discount	$2,062	$-

Use of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

Adjusted Gross Profit and Adjusted Gross Profit Margin are considered non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission (the “SEC”) because they exclude, respectively, certain amounts included in Gross Profit and Gross Profit Margin calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit divided by total GAAP revenue. The Company believes presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors because they show the progress in scaling Rubicon’s digital platform by quantifying the markup and margin the Company charges its customers that are incremental to its marketplace vendor costs. These measures demonstrate this progress because changes in these measures are driven primarily by the Company’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses these non-GAAP measures as one of the means to evaluate the profitability of the Company’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful the Company is in achieving its pricing strategies. However, it is important to note that other companies, including companies in our industry, may calculate and use these measures differently or not at all, which may reduce their usefulness as a comparative measure. Further, these measures should not be read in isolation from or without reference to our results prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude interest expense and income, income tax expense and benefit, amortization and depreciation, loss on extinguishment of debt obligations, equity-based compensation, phantom unit expense, gain or loss on change in fair value of warrant liabilities, gain or loss on change in fair value of earn-out liabilities, gain or loss on change in fair value of derivatives, executive severance charges, gain or loss on settlement of the Management Rollover Bonuses, gain or loss on service fee settlements in connection with the Mergers, other non-operating income and expenses, and unique non-recurring income and expenses.

The Company has included Adjusted EBITDA because it is a key measure used by Rubicon’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Further, the Company believes Adjusted EBITDA is helpful in highlighting trends in Rubicon’s operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Rubicon operates and capital investments. Adjusted EBITDA is also often used by analysts, investors and other interested parties in evaluating and comparing Rubicon’s results to other companies within the industry. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as Rubicon’s management team and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may make adjustments in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents reconciliations of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentage)
Total revenue	$181,098	$159,806
Less: total cost of revenue (exclusive of amortization and depreciation)	171,188	152,929
Less: amortization and depreciation for revenue generating activities	574	650
Gross profit	$9,336	$6,227
Gross profit margin	5.2%	3.9%

Gross profit	$9,336	$6,227
Add: amortization and depreciation for revenue generating activities	574	650
Add: platform support costs	6,236	6,220
Adjusted gross profit	$16,146	$13,097
Adjusted gross profit margin	8.9%	8.2%

Amortization and depreciation for revenue generating activities	$574	$650
Amortization and depreciation for sales, marketing, general and administrative activities	787	840
Total amortization and depreciation	$1,361	$1,490

Platform support costs(1)	$6,236	$6,220
Marketplace vendor costs(2)	164,952	146,709
Total cost of revenue (exclusive of amortization and depreciation)	$171,188	$152,929

(1)	Platform support costs are defined as costs to operate the Company’s revenue generating platforms that do not directly correlate with volume of sales transactions procured through Rubicon’s digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.

(2)	Marketplace vendor costs are defined as direct costs charged by the Company’s hauling and recycling partners for services procured through Rubicon’s digital marketplace.

Adjusted EBITDA

The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentage)
Net loss	$(9,451)	$(24,819)
Adjustments:
Interest expense	7,176	3,775
Related party interest expense	593	-
Interest earned	(1)	-
Income tax expense	16	28
Amortization and depreciation	1,361	1,490
Loss on extinguishment of debt obligations	2,103	-
Equity-based compensation	9,302	58
Phantom unit expense	-	2,549
Loss on change in fair value of warrant liabilities	55	278
Gain on change in fair value of earn-out liabilities	(4,820)	-
Loss on change in fair value of forward purchase option derivative	2,198	-
Executive severance charges	4,553	-
Gain on settlement of Management Rollover Bonuses	(26,826)	-
Gain on service fee settlements in connection with the Mergers	(632)	-
Other expenses(3)	421	330
Adjusted EBITDA	$(13,952)	$(16,311)

(3)	Other expenses primarily consist of foreign currency exchange gains and losses, taxes, penalties and gains and losses on sale of property and equipment.